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                                  EXHIBIT 21.1

                             STORAGENETWORKS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                 Place of Organization
----------                                 ---------------------
StorageNetworks UK Ltd.                    United Kingdom

StorageNetworks GmbH                       Germany

StorageNetworks Asia Pacific Pty Limited.  Australia

StorageNetworks Securities Corp.           Massachusetts

StorageNetworks Connections, LLC           Delaware

StorageNetworks B.V.                       Netherlands